UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2014 (June 19, 2014)

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2014, Lifetime Brands, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). A summary of matters voted upon by the stockholders at the Annual Meeting is set forth below.

Proposal 1: Election of Directors

Ten directors were elected to serve on the Board of Directors of the Company to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based on the following votes:

	FOR	WITHHELD	BROKER NON-VOTES
Jeffrey Siegel	10,562,381	457,130	1,266,766
Ronald Shiftan	10,548,104	471,407	1,266,766
Craig Phillips	10,636,837	382,674	1,266,766
David E. R. Dangoor	10,617,256	402,255	1,266,766
Michael Jeary	10,542,410	477,101	1,266,766
John Koegel	10,175,931	843,580	1,266,766
Cherrie Nanninga	10,534,692	484,819	1,266,766
Dennis E. Reaves	10,626,640	392,871	1,266,766
Michael J. Regan	10,542,410	477,101	1,266,766
William U. Westerfield	10,540,120	479,391	1,266,766

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,798,707	18,064	469,506	—

Proposal 3: An Advisory (Non-Binding) Vote on Executive Compensation

The compensation of the Company’s named executive officers was approved on an advisory (non-binding) basis, based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,194,536	343,602	481,373	1,266,766

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer
and Chief Financial Officer

Date: June 23, 2014